Exhibit 99.1

SKYLINE CHAMPION ANNOUNCES THIRD QUARTER FISCAL 2020 RESULTS

Troy, Michigan, January 28, 2020 / Business Wire/ -- Skyline Champion Corporation (NYSE:SKY) (“Skyline Champion”) today announced financial results for its third quarter ended December 28, 2019 of the fiscal year ending March 28, 2020 (“fiscal 2020”).

Third Quarter Fiscal 2020 Highlights (compared to Third Quarter Fiscal 2019)

•	Net sales decreased 3.5% to $342.2 million
•	U.S. factory-built homes sold increased 0.3% to 5,033
•	Gross profit as a percent of sales expanded by 180 basis points to 20.1%
•	Net income increased 62.0% to $17.0 million
•	Earnings per share (“EPS”) of $0.30, an increase of 57.9% compared to EPS of $0.19
•	Excluding non-recurring expenses, Adjusted EPS was $0.32, an increase of 18.5% compared to $0.27
•	Adjusted EBITDA increased 12.6% to $29.7 million
•	Adjusted EBITDA margin expanded by 130 basis points to 8.7%
•	Generated net cash from operating activities of $20.9 million and paid down $5.0 million of revolving debt facility

“I am very pleased with our ability to improve profitability across several key metrics while generating solid cash flow during the third quarter,” said Mark Yost, Skyline Champion’s Chief Executive Officer. “We achieved these gains in a quarter in which our topline was lower as a result of our Canadian and Trucking operations as well as U.S. product mix changes.”

“As we look forward, we continue to have a positive view about the underlying health of the market and demand for our product offerings. We are particularly excited about the favorable response to our homes at the Louisville Manufactured Housing Show and to our Genesis® brand of homes and accessory dwelling units (ADUs) which debuted at the NAHB International Builders’ Show in Las Vegas. We believe that these products offer a cost effective and attractive solution for housing needs across the country.”

Third Quarter Fiscal 2020 Results

Net sales for the third quarter fiscal 2020 decreased 3.5% to $342.2 million compared to the prior-year third quarter. The number of U.S. factory-built homes sold by Skyline Champion in the third quarter fiscal 2020 increased 0.3% to 5,033 compared to the prior year third quarter. The increase in number of homes sold was more than offset by a 2% decrease in average selling price (“ASP”) per U.S. home sold to $60,600. ASP decreased primarily due to a shift in product mix between single and multiple wide units.

Exhibit 99.1

The number of Canadian factory-built homes sold in the quarter decreased to 276 homes compared to 329 homes in the prior-year third quarter.

Total backlog for Skyline Champion was $133 million as of December 28, 2019 compared to $181 million as of December 29, 2018 as industry retailers have continued to normalize their order cadence.

Gross profit increased by 6.4% to $68.9 million in the third quarter fiscal 2020 compared to the prior-year period. Gross profit was 20.1% of net sales for the third quarter fiscal 2020, a 180 basis point improvement compared to 18.3% in the third quarter fiscal 2019. Gross profit expansion was driven by material pricing from synergies and market normalization as well as benefits from rationalization of product offerings.

Selling, general and administrative expenses in the third quarter fiscal 2020 decreased to $45.2 million from $48.8 million in the same period last year due to a reduction in equity-based compensation and acquisition integration costs.

Net income for the third quarter fiscal 2020 was $17.0 million, compared to net income of $10.5 million during the same period of the prior year. The increase in net income was driven by an increase in profitability from higher gross profit, a reduction in equity-based compensation and acquisition integration costs, and lower net interest expense.  EPS improved to $0.30, compared to earnings per share of $0.19.  Excluding non-recurring expenses, Adjusted EPS of $0.32 increased 18.5% from $0.27.

Adjusted EBITDA for the third quarter fiscal 2020 increased by 12.6% to $29.7 million compared to the third quarter fiscal 2019.  The increase was primarily driven by gross profit improvement. The Adjusted EBITDA margin expanded by 130 basis points to 8.7%.

As of December 28, 2019, Skyline Champion had $171.3 million of cash and cash equivalents and $44.4 million of unused borrowing capacity under its revolving credit facility.

Conference Call and Webcast Information:

Skyline Champion management will host a conference call tomorrow, January 29, 2020, at 8:00 a.m. Eastern Time, to discuss Skyline Champion’s financial results.

Investors and other interested parties can listen to a webcast of the live conference call by logging onto the Investor Relations section of Skyline Champion’s website at http://skylinechampion.com. The online replay will be available on the same website immediately following the call.

The conference call can also be accessed by dialing (877) 407-4018 (domestic) or (201) 689-8471 (international). A telephonic replay will be available approximately two hours after the call by dialing (844) 512-2921, or for international callers, (412) 317-6671. The passcode for the live call and the replay is 13698124. The replay will be available until 11:59 P.M. Eastern Time on February 12, 2020.

Exhibit 99.1

About Skyline Champion Corporation:

Skyline Champion Corporation (NYSE: SKY) was formed on June 1, 2018 as the result of the combination of Skyline Corporation (“Skyline”) and the operating assets of Champion Enterprises Holdings, LLC (“Champion”). The combined company employs approximately 7,000 people and is the largest independent, publicly traded, factory-built housing company in North America. With more than 65 years of homebuilding experience and 38 manufacturing facilities throughout the United States and western Canada, Skyline Champion is well positioned with a leading portfolio of manufactured and modular homes, park-models and modular buildings for the multi-family, hospitality, senior and workforce housing sectors.

In addition to its core home building business, Skyline Champion operates a factory-direct retail business, Titan Factory Direct, with 21 retail locations spanning the southern United States, and Star Fleet Trucking, providing transportation services to the manufactured housing and other industries from several dispatch locations across the United States.

Skyline Champion builds homes under some of the most well known brand names in the factory-built housing industry including Skyline Homes, Champion Home Builders, Genesis Homes, Athens Park Models, Dutch Housing, Excel Homes, Homes of Merit, New Era, Redman Homes, Shore Park, Silvercrest, Titan Homes in the U.S., and Moduline and SRI Homes in western Canada.

Presentation of Non-GAAP Financial Measures

In addition to the results provided in accordance with U.S. generally accepted accounting principles (“U.S. GAAP”) throughout this press release, Skyline Champion has provided non-GAAP financial measures—Adjusted EBITDA, Adjusted EBITDA margin, and Adjusted Earnings Per Share—which present operating results on a basis adjusted for certain items. Skyline Champion uses these non-GAAP financial measures for business planning purposes and in measuring its performance relative to that of its competitors. Skyline Champion believes that these non-GAAP financial measures are useful financial metrics to assess its operating performance from period-to-period by excluding certain items that Skyline Champion believes are not representative of its core business. These non-GAAP financial measures are not intended to replace, and should not be considered superior to, the presentation of Skyline Champion’s financial results in accordance with U.S. GAAP.

Skyline Champion defines Adjusted EBITDA as net income or loss plus (a) the provision for income taxes, (b) interest expense, net, (c) depreciation and amortization, (d) gain or loss from discontinued operations, (e) foreign currency gains and losses, (f) equity-based compensation awards granted before December 31, 2018, (g) restructuring charges and other, (h) impairment of assets, and (i) other non-operating costs including those for the acquisition and integration or disposition of businesses and idle facilities. Adjusted EBITDA is not a measure of earnings calculated in accordance with U.S. GAAP, and should not be considered an alternative to, or more meaningful than, net income or loss, net sales, operating income or earnings per share prepared on a U.S. GAAP basis.  Skyline Champion believes that Adjusted EBITDA is commonly used by investors to evaluate its performance and that of its competitors.

Exhibit 99.1

However, Skyline Champion’s use of Adjusted EBITDA may vary from that of others in our industry.  Adjusted EBITDA is reconciled from the respective measure under U.S. GAAP in the tables below. Adjusted EBITDA margin is calculated as Adjusted EBITDA divided by net sales reported in the statement of operations.

Forward-Looking Statements

Statements in this press release, including certain statements regarding Skyline Champion’s strategic initiatives, and future market demand are intended to be covered by the safe harbor for "forward-looking statements" provided by the Private Securities Litigation Reform Act of 1995. These forward-looking statements generally can be identified by use of words such as "believe," "expect," "future," "anticipate," "intend," "plan," "foresee," "may," "should," "will," "estimates," "potential," "continue," or other similar words or phrases. Similarly, statements that describe objectives, plans, or goals also are forward-looking statements. Such forward-looking statements involve inherent risks and uncertainties, many of which are difficult to predict and are generally beyond the control of Skyline Champion. Skyline Champion cautions readers that a number of important factors could cause actual results to differ materially from those expressed in, implied, or projected by such forward-looking statements. Risks and uncertainties include, but are not limited to: general economic conditions; availability of wholesale and retail financing; the health of the U.S. housing market as a whole; federal, state, and local regulations pertaining to the manufactured housing industry; the cyclical nature of the manufactured housing industry; general or seasonal weather conditions affecting sales; potential impact of natural disasters on sales and raw material costs; potential periodic inventory adjustments by independent retailers; interest rate levels; the impact of inflation; the impact of high or rising fuel costs; the cost of labor and raw materials; competitive pressures on pricing and promotional costs; Skyline Champion's relationships with its shareholders, customers, and other stakeholders; catastrophic events impacting insurance costs; the availability of insurance coverage for various risks to Skyline Champion; market demographics; and management's ability to attract and retain executive officers and key personnel and other risks and uncertainties more fully described in  Skyline Champion’s Form 10-K for fiscal year ended March 30, 2019 previously filed with the Securities and Exchange Commission (“SEC”), as well as the other filings that Skyline Champion makes with the SEC.

If any of these risks or uncertainties materializes or if any of the assumptions underlying such forward-looking statements proves to be incorrect, the developments and future events concerning Skyline Champion set forth in this press release may differ materially from those expressed or implied by these forward-looking statements. You are cautioned not to place undue reliance on these statements, which speak only as of the date of this release. We anticipate that subsequent events and developments will cause our expectations and beliefs to change. Skyline Champion assumes no obligation to update such forward-looking statements to reflect events or circumstances after the date of this document or to reflect the occurrence of unanticipated events, unless obligated to do so under the federal securities laws.

Investor contact information:

Email: investorrelations@championhomes.com

Phone: (248) 614-8211

Source: Skyline Champion Corporation

Exhibit 99.1

SKYLINE CHAMPION CORPORATION

CONSOLIDATED BALANCE SHEETS

(Dollars in thousands, except per share amounts)

	December 28, 2019	March 30, 2019
	(unaudited)
ASSETS
Current assets:
Cash and cash equivalents	$171,287	$126,634
Trade accounts receivable, net	42,233	57,649
Inventories	107,938	122,638
Other current assets	13,377	11,369
Total current assets	334,835	318,290
Long-term assets:
Property, plant and equipment, net	110,944	108,587
Goodwill	173,521	173,406
Amortizable intangible assets, net	44,714	48,936
Deferred tax assets	30,435	34,058
Other noncurrent assets	30,029	16,677
Total assets	$724,478	$699,954
LIABILITIES AND STOCKHOLDERS' EQUITY
Current liabilities:
Floor plan payable	$32,375	$33,321
Accounts payable	27,325	43,421
Other current liabilities	118,603	129,561
Total current liabilities	178,303	206,303
Long-term liabilities:
Long-term debt	39,330	54,330
Deferred tax liabilities	3,746	3,422
Other	33,902	23,927
Total long-term liabilities	76,978	81,679

Stockholders' Equity:
Common stock	1,570	1,569
Additional paid-in capital	483,371	479,226
Accumulated deficit	(6,046)	(58,208)
Accumulated other comprehensive loss	(9,698)	(10,615)
Total stockholders' equity	469,197	411,972
Total liabilities and stockholders' equity	$724,478	$699,954

Exhibit 99.1

SKYLINE CHAMPION CORPORATION

CONSOLIDATED STATEMENTS OF OPERATIONS

(Unaudited, dollars in thousands, except per share amounts)

	Three Months Ended		Nine Months Ended
	December 28, 2019	December 29, 2018	December 28, 2019	December 29, 2018 (a)

Net sales	$342,239	$354,671	$1,068,585	$1,032,368
Cost of sales	273,338	289,935	849,594	853,472
Gross profit	68,901	64,736	218,991	178,896
Selling, general, and administrative expenses	45,237	48,848	145,354	222,005
Operating income (loss)	23,664	15,888	73,637	(43,109)
Interest expense, net	328	813	1,019	2,712
Other expense	—	125	—	7,845
Income (loss) before income taxes	23,336	14,950	72,618	(53,666)
Income tax expense	6,299	4,437	20,456	13,699
Net income (loss)	$17,037	$10,513	$52,162	$(67,365)
Net income (loss) per share:
Basic	$0.30	$0.19	$0.92	$(1.28)
Diluted	$0.30	$0.19	$0.92	$(1.28)
(a)	Includes seven months of results from the Skyline operations.

Exhibit 99.1

SKYLINE CHAMPION CORPORATION

CONSOLIDATED STATEMENTS OF CASH FLOWS

(Unaudited, dollars in thousands)

	Nine Months Ended
	December 28, 2019	December 29, 2018 (a)
Cash flows from operating activities
Net income (loss)	$52,162	$(67,365)
Adjustments to reconcile net income (loss) to net cash provided by operating activities:
Depreciation	9,826	8,219
Amortization of intangible assets	4,069	3,316
Amortization of deferred financing fees	384	409
Fair market value adjustment for asset classified as held for sale	986	—
Equity-based compensation	6,168	97,589
Deferred taxes	4,222	3,223
Loss on disposal of property, plant, and equipment	126	1
Foreign currency transaction (gain) loss	(93)	188
Change in assets and liabilities net of business acquired:
Accounts receivable	15,441	8,414
Inventories	14,980	4,991
Prepaids and other assets	(6,199)	(286)
Accounts payable	(16,130)	(11,756)
Accrued expenses and other liabilities	(12,865)	4,975
Net cash provided by operating activities	73,077	51,918
Cash flows from investing activities
Additions to property, plant, and equipment	(12,110)	(7,627)
Cash acquired in business acquisition	—	9,722
Proceeds from disposal of property, plant, and equipment	44	17
Proceeds from sale of held for sale asset	1,100	—
Decrease in note receivable	—	284
Net cash (used in) provided by investing activities	(10,966)	2,396
Cash flows from financing activities
Changes in floor plan financing, net	(946)	9,133
Borrowings on revolving debt facility	—	46,900
Payments on revolving debt facility	(15,000)	—
Payments on term-loans and other debt	—	(46,900)
Payments for deferred financing fees	—	(2,169)
Stock option exercises	109	1,615
Tax payments for equity-based compensation	(2,131)	(4,117)
Members' capital distribution	—	(65,277)
Net cash used in financing activities	(17,968)	(60,815)
Effect of exchange rate changes on cash, cash equivalents, and restricted cash	510	(1,130)
Net increase (decrease) in cash, cash equivalents, and restricted cash	44,653	(7,631)
Cash, cash equivalents, and restricted cash at beginning of period	126,634	136,616
Cash, cash equivalents, and restricted cash at end of period	$171,287	$128,985
(a)	Includes seven months of results from the Skyline operations.

Exhibit 99.1

SKYLINE CHAMPION CORPORATION

RECONCILIATION OF NET INCOME (LOSS) TO ADJUSTED EBITDA

(Unaudited, dollars in thousands)

	Three Months Ended			Nine Months Ended
	December 28, 2019	December 29, 2018	Change	December 28, 2019	December 29, 2018 (a)	Change
Reconciliation of Adjusted EBITDA:
Net income (loss)	$17,037	$10,513	$6,524	$52,162	$(67,365)	$119,527
Income tax expense	6,299	4,437	1,862	20,456	13,699	6,757
Interest expense, net	328	813	(485)	1,019	2,712	(1,693)
Depreciation and amortization	4,516	4,577	(61)	13,895	11,535	2,360
EBITDA	28,180	20,340	7,840	87,532	(39,419)	126,951
Equity-based compensation (for awards granted prior to December 31, 2018)	965	3,662	(2,697)	3,606	97,589	(93,983)
Foreign currency transaction (gain) loss	(68)	155	(223)	(93)	188	(281)
Transaction and equity offering costs	—	—	—	—	7,721	(7,721)
Acquisition integration costs	560	1,998	(1,438)	1,938	5,500	(3,562)
Restructuring charges and other	108	252	(144)	343	1,362	(1,019)
Fair market value adjustment for asset classified as held for sale	—	—	—	986	—	986
Adjusted EBITDA	$29,745	$26,407	$3,338	$94,312	$72,941	$21,371
(a)	Includes seven months of results from the Skyline operations.

SKYLINE CHAMPION CORPORATION

RECONCILIATION OF NET INCOME (LOSS) TO ADJUSTED EARNINGS PER SHARE

(Unaudited, dollars and shares in thousands, except per share amounts)

(Certain amounts shown net of tax, as applicable)

	Three Months Ended		Nine Months Ended
	December 28, 2019	December 29, 2018	December 28, 2019	December 29, 2018 (a)

Net income (loss)	$17,037	$10,513	$52,162	$(67,365)
Adjustments:
Equity-based compensation (for awards granted prior to December 31, 2018)	786	3,314	3,000	95,358
Transaction and equity offering costs	—	—	—	6,879
Acquisition integration costs	422	1,359	1,460	3,740
Restructuring charges and other	81	85	259	1,018
Fair market value adjustment for asset classified as held for sale	—	—	743	—
Adjusted net income	18,326	15,271	57,624	39,630
Less: Undistributed earnings allocated to participating securities	47	125	217	1,371
Adjusted net income attributable to the Company's common shareholders	$18,279	$15,146	$57,407	$38,259

Adjusted basic net income per share	$0.32	$0.27	$1.02	$0.73
Adjusted diluted net income per share	$0.32	$0.27	$1.01	$0.73

Average basic shares outstanding	56,521	56,249	56,457	52,595
Average diluted shares outstanding	56,788	56,249	56,705	52,595
(a)	Includes seven months of results from the Skyline operations.